UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2025

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 801 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2025, Charles B. O’Keeffe, an independent member of the Board of Directors (“Board”) of Catalyst Pharmaceuticals, Inc. (the “Company”), advised the Company of his decision to not stand for reelection at the 2025 annual meeting of the Company’s stockholders. Mr. O’Keeffe will continue to serve as a member of the Board until the 2025 annual meeting, when his current term will expire. Mr. O’Keeffe, age 85, has been a member of the Board since December 2004 and currently serves as the Board’s Lead Independent Director. Mr. O’Keeffe’s intention to retire from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Patrick J. McEnany, the Company’s non-executive Chairman, and Richard J. Daly, the Company’s President and CEO, said, “On behalf of the entire Board and management team, we want to thank Charles for his dedicated and effective service to the Company over many years, a period in which the Company has transformed itself into a profitable commercial-stage biopharmaceutical company focused on in-licensing, developing and commercializing novel medications for patients with rare diseases. Charles has been an outstanding director and has made a significant contribution to the Company over his many years of service. We wish him well.”

The Corporate Governance and Nominating Committee of the Company’s Board intends to retain a nationally recognized recruitment firm to assist the committee in its search for a new director to replace Mr. O’Keeffe on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Michael W. Kalb
Michael W. Kalb
Executive Vice President and CFO

Dated: January 24, 2025

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